AMENDED AND RESTATED
BYLAWS
OF
COVISINT CORPORATION
(a Michigan corporation)
Adopted effective as of December 14, 2015

AMENDED AND RESTATED BYLAWS
OF
COVISINT CORPORATION

(a Michigan Corporation)

As adopted and with effect from December 14, 2015
Article I
MEETINGS OF SHAREHOLDERS
Section 1.01 PLACE OF MEETINGS. Annual and special meetings of the shareholders shall be held at such place within or without of the State of Michigan as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, or, at the direction of the Board of Directors, to the extent permitted by applicable law, may be held by means of remote communication. The Board of Directors may allow participation at any meeting of shareholders by remote communication.

Section 1.02 ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date and time as may be determined from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

Section 1.03 SPECIAL MEETINGS. Pursuant to Article 7.2 of the Corporation’s Restated Articles of Incorporation (the “Articles of Incorporation”) and except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock and the Certificate of Designations filed by the Corporation with respect thereto (collectively, “Certificate of Designations”), special meetings of shareholders of the Corporation may be called only by (a) the Chairman of the Board of Directors, or (b) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office. The notice shall state the purpose or purposes for which the meeting is to be called. No business other than that stated in the notice of a special meeting of shareholders shall be transacted at such special meeting.

Section 1.04 NOTICE OF MEETINGS.

(a)Except as otherwise provided herein, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by a form of electronic transmission to which the shareholder has consented, to each shareholder of record entitled to vote at the meeting. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice.

(b)When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice. At the adjourned meeting, only business as might have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under subsection (a).

(c)Any notice required by statute or by these Bylaws to be given to the shareholders, or to directors, or to any officer of the Corporation, in addition to any other manner permitted by or specified in these Bylaws, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, post-paid wrapper, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

Section 1.05 WAIVER OF NOTICE; ATTENDANCE AT MEETING.

(a)A shareholder’s attendance at a meeting of shareholders, whether in person or by proxy, will result in both of the following: (i) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(b)Subject to any guidelines and procedures adopted by the Board of Directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person and may vote at the meeting if all of the following conditions are satisfied: (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

Section 1.06 QUORUM AND ADJOURNMENT. At all meetings of shareholders, except as otherwise expressly provided by statute or the Articles of Incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a majority of the shares present in person or by proxy or by the chairman of the meeting.

Section 1.07 VOTE OF SHAREHOLDERS. Except as otherwise provided by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, when a quorum is present, the affirmative vote of the holders of shares representing at least a majority of votes actually present in person or represented by proxy at the meeting and entitled to vote on a matter shall be the act of the shareholders. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of the then outstanding capital stock of the Corporation (or any one or more classes or series of such stock) shall refer to such majority or other proportion of the votes to which such shares of capital stock entitle their holders to cast as provided in the Articles of Incorporation or any Certificate of Designations. No shareholder shall be entitled to exercise any right of cumulative voting. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Articles of Incorporation, may take place via a voice vote. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at a meeting of shareholders shall be cast by written ballot.

Section 1.08 PROXIES. Every shareholder entitled to a vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. A proxy shall be in writing and shall be executed by the shareholder or the shareholder’s authorized agent or representative or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by applicable law.
Section 1.09 ORGANIZATION OF SHAREHOLDERS’ MEETINGS. At every meeting of the shareholders, a person chosen by the Board of Directors or, if no person is chosen by the Board of Directors, the Chairman of the Board, or, in the absence of a designee by the Board and the Chairman of the Board, or, in his absence, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman of the meeting shall act as secretary. The chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders in his discretion. The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants.

Section 1.10 NEW SHAREHOLDERS. Every person becoming a shareholder in this Corporation shall be deemed to assent to these Bylaws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate shall be deemed to have waived notice of such meeting.

Section 1.11 ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER BUSINESS AND NOMINATIONS.

(a)Director Nominations.

(1)Only persons who are nominated in accordance with the procedures set forth in this Section 1.11(a) shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting (but, in the case of special meetings, only if the Board has first determined that directors are to be elected at a special meeting) of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board of Directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of the giving of notice provided for in this Section 1.11(a) and at the time of the shareholders’ meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.11(a) and who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s). For purposes of these Bylaws, “qualified representative” means (i) if the shareholder is a corporation, any duly authorized officer of such corporation, (ii) if the shareholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the shareholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the shareholder is a trust, the trustee of such trust, or (v) if the shareholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity. Unless otherwise provided in the Articles of Incorporation, Section 1.11(a)(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting.

(2)Without qualification, for nominations to be made by a shareholder at an annual meeting or, if the Board has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 1.11(a)(3)) to the Secretary of the Corporation at the Corporation’s principal executive offices and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 1.11(c).

(3)To be in proper form for purposes of this Section 1.11(a), a shareholder’s notice must set forth the following information:

(A)as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 1.11 if such proposed nominee were a Proposing Person (as defined below), (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made by any Proposing Person in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act (as defined below) and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description in reasonable detail of all direct and indirect compensation and other monetary agreements, arrangements and understandings, written and oral, during the past three years, and any other relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, (D) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, (E) an undertaking from each such person to be nominated that, if elected to the Board, they will comply with all corporate governance, conflict of interest, ethical conduct, confidentiality, disclosure and stock ownership and trading policies and guidelines of the Corporation that are generally applicable to directors who are not employees of the Corporation, (F) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder giving the notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (G) a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between each proposed nominee and any person or entity (other than the Corporation) with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such proposed nominee’s service or action as a member of the Board; and (H) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors;

(i)As to each Proposing Person, the information set forth in Section 1.11(b)(3)(iv) of these Bylaws (except that for purposes of this Section 1.11(a), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 1.11(a); and

(ii)a representation that the shareholder providing the notice or its qualified representative intends to appear in person at the meeting to nominate the person named in its notice and to vote all proxies solicited.

(4)The shareholder providing the notice shall furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.

(5)Notwithstanding anything in the Timely Notice requirement in Section 1.11(a)(2) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement (as defined below) by the Corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(6)Section 1.11(a) of these Bylaws shall be the exclusive means of any shareholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board of Directors before a meeting of shareholders. In addition, nominations made by a shareholder may not be brought before a shareholder meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such nomination or if the shareholder notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(7)Notwithstanding any notice of the meeting sent to shareholders on behalf of the Corporation, a shareholder must comply with this Section 1.11 to propose director nominations at any meeting.

(8)In addition to the provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the Michigan Business Corporation Act (“MBCA”) with respect to any nominations of directors and the election thereof.

(b)Other Business.

(1)At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (except as provided in the next sentence), must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought by any shareholder of the Corporation who was a shareholder of record both at the time of the giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.11(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting. Except for (A) proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange

Act and included in the notice of meeting and proxy statement given by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (B) director nominations (which shall be governed by Section 1.11(a)), clause (iii) of the preceding sentence shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting and applicable law.

(2)Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to this Section 1.11(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the Corporation’s principal executive offices and (B) provide any updates or supplements to such notice at the times and in the form required by Section 1.11(c).

(3)To be in proper form for purposes of this Section 1.11(b), a shareholder’s notice shall set forth the following information:

(i)a description in reasonable detail of the business desired to be brought before the meeting (including the text of any resolutions or bylaw amendments proposed for consideration) and the reasons for conducting such business at the meeting, including the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders;

(ii)all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made by any Proposing Person in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder in connection with the meeting at which such proposed business is to be acted upon;

(iii)a brief description of any interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings (written or oral) between such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business, including any anticipated benefit to the shareholder or any other Proposing person therefrom;

(iv)as to each Proposing Person,

(A)the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s stock transfer books;

(B)any pending, or to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;

(C)a reasonably detailed description of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person or any of its affiliates or associates, on the one hand, and the Corporation or any director, officer, affiliate or associate of the Corporation, on the other hand;

(D)a statement describing and quantifying in reasonable detail any Material Ownership Interests (as defined below);

(E)a reasonably detailed description of any direct or indirect interest of such Proposing Person in any agreement, arrangement or understanding (written or oral) with the Corporation, or any affiliate or associate of the Corporation;

(F)a reasonably detailed description of all agreements, arrangements and understandings (written or oral) (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of business by a shareholder, including without limitation any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

(G)all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Person in connection with the solicitation of proxies by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act; and

(H)a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying such Proposing Person.

(v)a representation that the shareholder providing the notice or its qualified representative intends to appear in person at the meeting to propose the business identified in the shareholder’s notice and to vote all proxies solicited.

(4)Except as provided by Rule 14a-8 under the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 1.11(b)(6) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board of Directors which must comply with the provisions of Section 1.11(a) hereof), this Section 1.11(b) shall be the exclusive means of any shareholder or beneficial owner of the Corporation’s capital stock to propose business before an annual meeting of shareholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Section 1.11(b). In addition, business proposed to be brought by a shareholder may not be brought before an annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(5)Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Corporation, a shareholder must comply with this Section 1.11 to conduct business at any shareholder meeting. If the shareholder’s proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the shareholder is nevertheless required to comply and give its own separate and Timely Notice to the Secretary which complies in all respects with the requirements of this Section 1.11.

(6)Nothing in this Section 1.11 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(7)In addition to the provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the MBCA with respect to any shareholder proposal and the business that may be sought to be brought thereunder before an annual meeting.

(c)Requirement to Update Information. A shareholder providing any notice as provided in Section 1.11(a) or (b) shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to Section 1.11(a) or 1.11(b), as applicable, shall be true and correct in all respects, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, the development or occurrence of which would cause the information provided to be not true and correct in all respects, and (B) as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof.

If the information submitted pursuant to Section 1.11(a) or (b) by any shareholder proposing business or a director nominee for consideration at a meeting shall not be true and correct in all respects, such information may be deemed not to have been provided in accordance with this Section 1.11.
Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any shareholder proposing business or a director nominee for consideration at a meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 1.11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.11.
(d)Determination of Improperly Brought Nomination or Business. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 1.11 and, if the chairman should so determine, the chairman shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)Definitions. As used in this Section 1.11, the following terms have the meanings ascribed to them below.

(1)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(2)“Material Ownership Interests” means (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (ii) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation and a reasonably detailed description of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or derivative securities held, directly or indirectly, by a (A) limited liability company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or derivative securities, if any, as of the date of such notice.

(3)“Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act, (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner with respect to the nomination or business proposed, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in any solicitation of proxies in respect of any such nomination or business proposed, as applicable.

(4)For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(5)“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, PRNewswire, Marketwire or comparable news service or in a document furnished to or filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available or another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(6)“Timely Notice” means:

(i)With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the one-year anniversary of the preceding year’s annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 1.11; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the close of business on the tenth (10th) day following the day on which a Public Announcement of the date of such meeting is first made by the Corporation.

(ii)With respect to a special meeting, a notice is a Timely Notice if it (A) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if later, the close of business on the tenth (10th) day following the day on which a Public Announcement is first made of the date of the special meeting and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 1.11.

(iii)In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(f)Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

Section 1.12 INSPECTORS OF ELECTION. The Board of Directors may, and whenever any shareholder present at a meeting of shareholders or any adjournment thereof shall request the appointment of an inspector of election, it shall, appoint an inspector or inspectors of election who need not be shareholders. If the right of any person to vote at such meeting or any adjournment thereof shall be challenged, the inspector(s) of election shall determine such right, shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspector(s) shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. The inspector(s) certificate of any vote shall be prima facie evidence thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. If any of the inspectors are so appointed, the inspectors shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (b) ascertain the number of shares represented at the meeting, (c) ascertain the existence of a quorum, (d) ascertain the validity and effect of proxies, (e) count and tabulate all votes, ballots or consents, (f) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (g) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (h) do such acts as are proper to conduct the election or vote with fairness to all shareholders. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law.

Section 1.13 POSTPONEMENT AND CANCELLATION OF MEETINGS. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.

Section 1.14 CONDUCT OF SHAREHOLDERS’ MEETINGS. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to adopt, or in the absence of the Board doing so, the chair of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of shareholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of shareholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security and (9) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 1.15 LIST OF SHAREHOLDERS. A complete list of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order and showing the address of each such shareholder and the number of shares registered in the name of each such shareholder, shall be open to the examination of any shareholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any shareholder who is present at the meeting. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.

Article II

RECORD DATES
Section 2.01 TIMING. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in clause (a) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

Section 2.02 ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

Article III

DIRECTORS

Section 3.01 GENERAL POWERS. The business and property of the Corporation, except as expanded and/or limited by the Articles of Incorporation, the Bylaws or by statute, shall be managed by the Board of Directors.

Section 3.02 NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The directors need be shareholders only if so specified in the Articles of Incorporation. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the directors shall be elected at each annual meeting of shareholders and shall hold office for the term for which each director is elected and qualified, or until his death, resignation or removal.

Section 3.03 PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, shall be held at any place within or without the State of Michigan as may from time to time be determined by the Board of Directors.

Section 3.04 ELECTRONIC PARTICIPATION IN MEETING. A member of the Board or a committee established pursuant to Article IV of these Bylaws may participate in a meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants and hear each other. Participation in a meeting pursuant to this Section 3.04 constitutes presence in person at the meeting.

Section 3.05 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date and hour of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place or be delivered personally, by telephone or by a form of electronic transmission, at least three (3) calendar days before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these Bylaws, or the terms of notice thereof, any and all business may be transacted at any special meeting.

Section 3.06 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on a regular basis. The frequency and number of such regular meetings shall be set by the Board of Directors as from time to time in their discretion they deem necessary. Notice of such regular meetings, and any adjournment thereof, shall be as set forth in Section 3.05 of this Article III.

Section 3.07 ACTION WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the directors then in office or then serving on such committee, as the case may be, consent thereto in writing or, to the extent permitted by law, by electronic transmission. The written consents shall be filed with the minutes of the proceedings of the Board of Directors. The consent has the same effect as a vote of the Board of Directors for all purposes.

Section 3.08 QUORUM AND MANNER OF ACTION. A majority of the members of the Board of Directors then in office constitutes a quorum for the transaction of business unless the Articles of Incorporation provide otherwise. The vote of a majority of the directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors, except as otherwise required by statute or the Articles of Incorporation.

Section 3.09 COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for services by the directors to the Corporation as directors or officers. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10 REMOVAL OF DIRECTORS. A director, directors, or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors, except as otherwise provided by statute or the Articles of Incorporation.

Section 3.11 RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by the addressee named above or at a subsequent time as may be set forth in the notice of resignation.

Section 3.12 VACANCIES. Any newly created directorships and vacancies occurring on the Board of Directors by reason of death, resignation, retirement, disqualification, removal or otherwise may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Except as otherwise provided in the Articles of Incorporation, each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

Section 3.13 ORGANIZATION FOR BOARD MEETING. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, a Vice-President, or in his absence the Secretary, or in his absence a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.14 RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:
(a)One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

(b)Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence.

(c)A committee of the Board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.
Article IV

COMMITTEES

Section 4.01 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may appoint such committees of directors to have such authority (subject to applicable law and any limitations set forth in this Article IV) as shall be specified by the Board in the resolution making such appointment, provided that any such committee operate in accordance with the Bylaws of this Corporation, including this Article IV. The designation of any such committee and the delegation of authority to it shall not operate to relieve the Board of Directors of any responsibility imposed on it by law. Notwithstanding the provisions of this Article IV, no committee of the Board shall have the power or authority, except as otherwise permitted by law, to:
(a)Amend the Articles of Incorporation;
(b)Adopt an agreement of merger or share exchange;
(c)Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;
(d)Recommend to shareholders a dissolution of the Corporation or revocation of a dissolution;
(e)Amend the Bylaws of the Corporation;
(f)Fill vacancies in the Board of Directors; or
(g)Unless expressly authorized by the Board of Directors, declare a dividend or authorize the issuance of stock.

Section 4.02 COMMITTEE - REGULAR MEETINGS. Regular meetings of any committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of such committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

Section 4.03 COMMITTEE - SPECIAL MEETINGS. Special meetings of any committee shall be held whenever called by the chairman of such committee. Notice of any special meeting and any adjournment thereof shall be given in the manner set forth in Section 3.05 of these Bylaws. Notice of any special meeting need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, to the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these Bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of a committee.

Section 4.04 COMMITTEE - QUORUM AND MANNER OF ACTION. A majority of the members of any committee in office at the time of any regular or special meeting of such committee shall be present in person to constitute a quorum for the transaction of business.

The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of such committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting and no notice of an adjourned meeting need be given.
Section 4.05 COMMITTEE - RECORDS. Any committee may, in its discretion or the discretion of the Board of Directors, keep minutes of its proceedings and submit the same, if any, from time to time to the Board of Directors. The Secretary of the Corporation, or in his absence an Assistant

Secretary, shall act as secretary to any such committee unless such committee has appointed its own secretary.

Article V

OFFICERS

Section 5.01 OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person, except that no one person may hold the offices of both President and Vice-President. No one of said officers except the Chairman of the Board (if elected by the Board of Directors) need be a director, but any other officer who is not a director cannot succeed to or fill the office of Chairman of the Board. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.

Section 5.02 TERM OF OFFICE AND RESIGNATION. So far as practicable, all officers shall be elected or appointed at the first meeting of the Board of Directors following the annual meeting of shareholders in each year. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. Any elected or appointed officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by any one of the above or at a subsequent time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.03 REMOVAL OF OFFICERS. Any officer may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The appointment or election of an officer does not of itself create contract rights.

Section 5.04 VACANCIES. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

Section 5.05 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by and from the members of the Board of Directors. Unless otherwise determined by the Board pursuant to Section 1.09, the Chairman shall preside at all meetings of the shareholders and the Board of Directors. The Chairman shall possess such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 5.06 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board of Directors, shall, in general, supervise and manage the business affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. He or she may also preside at any such meeting attended by the Chairman of the Board if he or she is so designated by the Chairman. Subject to the requirements of the Articles of Incorporation, the Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected by the Board of Directors. Except where, by law, the signature of the President is required, the Chief Executive Officer shall possess all requisite power to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors informed of material developments regarding the business of the Corporation and shall consult with them concerning the business of the Corporation.

Section 5.07 PRESIDENT. The President shall be elected by and from the membership of the Board of Directors. The President shall perform the duties of the Chief Executive Officer in the absence of the Chief Executive Officer. The President shall further perform such other duties and possess such other powers as may be from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 5.08 THE VICE-PRESIDENTS. The Board may elect one or more Vice-Presidents and from among their number may designate one or more Executive Vice-Presidents and Senior Vice-Presidents. The Vice-Presidents so appointed shall have such powers and discharge such duties as may be assigned to them, respectively, from time to time by the Board of Directors.

Section 5.09 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of the Corporation; and shall perform such other duties as are usually ascribed to that office. The Chief Financial Officer shall further perform such other duties and possess such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 5.10 THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chief Executive Officer, the President or the chairman of a meeting shall perform his duties.

Section 5.11. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall generally perform all the duties usually appertaining to the office of treasurer of a Corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Executive Officer or President shall perform his duties.
Article VI

INDEMNIFICATION

Section 6.01 NON-DERIVATIVE ACTIONS. Subject to all of the other provisions of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is otherwise made a participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent permitted by applicable law, (a) the expenses (including reasonable attorneys’ fees) incurred by a person to successfully enforce or establish rights to indemnification under this Section 6.01 shall be considered expenses incurred in connection with such action, suit or proceeding for purposes of this Article VI and (b) if a proceeding under this Section 6.01 against a director or officer includes a claim against one or more of such person’s affiliates, the Corporation shall also indemnify such affiliates if the related director or officer is or would be entitled to indemnification in such proceeding.

Section 6.02 DERIVATIVE ACTIONS. Subject to all of the provisions of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party to or is threatened to be made a party to any, or is otherwise made a participant in, threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. To the extent permitted by applicable law, (a) the expenses (including reasonable attorneys’ fees) incurred by a person to successfully enforce or establish rights to indemnification under this Section 6.02 shall be considered expenses incurred in connection with such action, suit or proceeding for purposes of this Article VI, and (b) If a proceeding under this Section 6.02 against a director or officer includes a claim against one or more of such person’s affiliates, the Corporation shall also indemnify such affiliates if the related director or officer is or would be entitled to indemnification in such proceeding.

Section 6.03 EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the Corporation shall indemnify such director or officer against actual and reasonable expenses (including attorneys’ fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 6.03. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any action, suit or proceeding against the person without any express finding of liability or guilt against such person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any action, suit or proceeding pursuant to which the person is required to pay less than $100,000.

Section 6.04 DEFINITIONS. For purposes of Article VI, (a) “other enterprises” shall include employee benefit plans; (b) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; (d) a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections 6.01 and 6.02; and (e) “affiliate” means a director’s or officer’s spouse and immediate family member(s).

Section 6.05 CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in this Article VI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person’s capacity as a director or officer. Such contract right shall be deemed to vest at the commencement of such person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article VI shall affect, to the detriment of such person and such person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal. Except as otherwise expressly provided in this Article VI or to the extent a proceeding is required by applicable law to be brought by a director or officer, the Corporation shall have no obligation under this Article VI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

Section 6.06 DETERMINATION THAT INDEMNIFICATION IS PROPER.

(a)Except as provided in Section 6.06(b) of these Bylaws or otherwise ordered by a court, any indemnification under Sections 6.01 or 6.02 of these Bylaws shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct provided by applicable law, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. To the extent permitted by law, the standard of conduct shall be presumed to have been met and the burden of proof and burden of persuasion that indemnification is not appropriate shall be on the Corporation. The determination and evaluation shall be made in any of the following ways:

(1)by a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(2)if a quorum cannot be obtained under clause (1), by a majority of the members of a committee designated by the Board of Directors consisting of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding;
(3)if the Corporation has one or more “independent directors” (as defined in Section 107(3) of the MBCA) who are not parties or threatened to be made parties to the action, suit or proceeding, by a unanimous vote of all such directors;

(4)by independent legal counsel in a written opinion, which counsel is selected by the Board or a committee as provided in clauses (1) or (2) above, or if a quorum cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the vote necessary for action by the Board in accordance with Section 3.08 of these Bylaws, in which all directors may participate; or

(5)by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the determination.

(b)To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA Section 209, the Corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 6.01 and 6.02, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, as described in Section 6.02, indemnification under this Section 6.06(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, as described in Section 6.02, indemnification under this Section 6.06(b) may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

Section 6.07 AUTHORIZATIONS OF PAYMENT.

Authorizations of payment under Sections 6.01 and 6.02 of these Bylaws shall be made in any of the following ways:
(d)
(a)by the Board of Directors:

(1)if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum);

(2)by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(3)if there are one or more “independent directors” (as defined in MBCA Section 107(3)) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all independent directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose; or

(4)if there are no “independent directors” and less than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with Section 3.08 of these Bylaws, in which all directors may participate; or
(b)by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.

Section 6.08 PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Section 6.01 or 6.02 of these Bylaws for a portion of expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

Section 6.09 EXPENSE ADVANCE AND ASSUMPTION OF DEFENSE.

(a)To the fullest extent permitted by applicable law, the Corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Sections 6.01 or 6.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days if the person furnishes the Corporation a written undertaking executed personally to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. Such undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. An evaluation of reasonableness of expenses under this Section 6.09 shall be made in the manner specified in Section 6.06 , and an authorization shall be made in the manner specified in Section 6.07 unless the advance is mandatory. The Corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding. However, unless the action or resolution provides otherwise, the authorizing or determining authority may subsequently terminate or amend the authorization or determination with respect to advances not yet made. The burden of proving that an advance of expenses is not appropriate shall be on the Corporation.

(b)Promptly after receipt by a director or officer of notice of the commencement of a proceeding against such person, such person shall, if a claim for indemnification with respect thereto is to be made by such person against the Corporation under this Article VI, notify the Corporation of such proceeding. The omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to such person under this Article VI unless the Corporation’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(c)With respect to a proceeding of which the Corporation has notice pursuant to Section 6.09(b):
(1)Except as otherwise provided below, the Corporation shall, alone or jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to such director or officer. From and after the Corporation's assumption of the defense of the proceeding, the Corporation shall not be liable to such director or officer under this Article VI for any expenses subsequently incurred by such person in connection with the defense of such proceeding.

(2)Such director or officer shall have the right to employ his or her own counsel in the defense of the proceeding, but the cost of employing such counsel shall be at the expense of such director or officer unless (A) the employment of such counsel has been authorized by a majority of the directors of the Corporation, excluding such person, (B) such person shall have reasonably concluded, based on and consistent with a written opinion of counsel, that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of the proceeding, or (C) the Corporation shall not yet have employed counsel to assume the defense of the proceeding, in each of which cases the expenses of such person shall be advanced by the Corporation pursuant to Section 6.09(a).

(3)The Corporation shall not be liable to indemnify such director or officer under this Article VI for any amounts paid in settlement of any proceeding affected without the Corporation's prior written consent, which consent shall be determined by majority vote of the Corporation's directors, excluding such person. The Corporation shall not settle any action or claim in any manner which would impose any penalty, limitation, expense or liability on such person without such person’s prior written consent, which consent shall not be unreasonably withheld.

Section 6.10 NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

Section 6.11 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 6.12 FORMER DIRECTORS AND OFFICERS. The indemnification provided in this Article VI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives and administrators of such person.

Section 6.13 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan. A determination by the Corporation not to purchase and maintain directors and officers liability insurance with coverage and limits at least as favorable to directors and officers as in effect as of July 29, 2014 (or any such later approval) shall be made only with the approval of the Board of Directors.

Section 6.14 CHANGES IN MICHIGAN LAW. In the event of any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this Article VI, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Corporation to provide broader indemnification rights than such provisions permitted the Corporation to provide prior to any such change. Subject to Section 6.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

Section 6.15 AMENDMENT OR REPEAL OF ARTICLE VI. No amendment or repeal of this Article VI shall apply to or have any effect on any director or officer of the Corporation, or any of such person’s rights under this Article VI, for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Section 6.16 ENFORCEMENT OF RIGHTS. Any determination with respect to indemnification or payment in advance of final disposition under this Article VI shall be made promptly, and in any event within thirty (30) days, after written request to the Corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article VI, then such indemnification or payment in advance of final disposition under this Article VI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article VI, the Articles of Incorporation or applicable law have been satisfied. The rights granted by this Article VI shall be enforceable by such person in any court of competent jurisdiction and, to the extent permitted by applicable law, the burden of proof and burden of persuasion in any such proceeding shall be on the Corporation.

Section 6.18 SUBROGATION. In the event of payment of indemnification to a person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 6.19 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against a person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 6.20 SEVERABILITY. If this Article VI or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each person indemnified pursuant to this Article VI as to all expenses with respect to any action, suit ort proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.21 NO IMPUTATION. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an other enterprise or any other person shall not be imputed to a person for purposes of determining the right to indemnification under this Article VI.

Section 6.22 RELIANCE. Persons who after the date of the adoption of this Article VI or any amendment thereto serve or continue to serve the Corporation or who, while serving the Corporation, serve or continue to serve for an other enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in this Article VI.

Article VII

SHARE CERTIFICATES

Section 7.01 FORM; SIGNATURE. Certificated shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President, or a Vice-President, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Notwithstanding the foregoing, the Board of Directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

Section 7.02 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 7.03 TRANSFER OF SHARES. Transfers of certificated shares shall be made on the books of the Corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify together with such proof of the authenticity of signatures as the Corporation or its agents may reasonably require.

Section 7.04 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for all purposes, including without limitation the receipt of dividends and other distributions, the receipt of notices, the right to vote or give consent as such owner, and the obligation to pay for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 7.05 LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the Corporation and to each of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

Article VIII

MISCELLANEOUS

Section 8.01 FISCAL YEAR. The Board of Directors from time to time shall determine the fiscal year (or calendar year) of the Corporation.

Section 8.02 SIGNATURES ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors. When the execution of any contract, conveyance mortgage or other instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer may execute the same in the name and on behalf of this Corporation.

Section 8.03 DIVIDENDS. Except as otherwise provided in the Articles of Incorporation, dividends upon the shares of the Corporation may be declared and paid as permitted by law in such amounts as the Board of Directors may determine.

Section 8.04 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

Section 8.05 CORPORATION OFFICES. The registered office of the Corporation shall be as provided in the Articles of Incorporation. The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint, or the business of the Corporation requires. Such offices may be outside of the State of Michigan.

Article IX

AMENDMENTS

Section 9.01 POWER TO AMEND. Unless otherwise provided herein or in the Articles of Incorporation, these Bylaws may be amended, altered or repealed, in whole or in part, by the Board of Directors or by the shareholders at any meeting duly held in accordance with these Bylaws, provided that, any notice of such shareholders’ meeting included a notice of the proposed amendment, alteration or repeal and, provided further, that any amendment, alteration or repeal of the Bylaws by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption).